                          EXHIBIT 10.34
                      ENRON CAPITAL & TRADE
                         RESOURCES CORP.
                    Worldwide Energy Solutions
P.O. Box 4428  Houston, Texas 77210-4428 (713) 853-5200    Fax
(713) 646-4816

                    CONFIRMATION OF AN OPTION
                              (Put)


Date:          January 18, 1996
To:            Inland Resources Inc. ("Counterparty")
Attention:     Bill Pennington
From:          Enron Capital & Trade Resources Corp. ("ECT")
Re:            Commodity Option
Contract No.:  ECT Contract No. E12399.3

     The purpose of this letter agreement (together with the General Terms and Conditions of Confirmation as set forth in Annex A and any other attachments hereto, collectively the "Confirmation") is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction") pursuant to a telephone conversation between Bill Pennington and Fred Lagrasta whereby we accepted your offer to enter into the Transaction. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms for Put:

     Trade Date:              January 18, 1996

     Commodity:               Crude Oil

     Commodity Unit:          Barrels (BBL) (42 U.S. Gallons)

     Option Type:             Put Option

     Seller:                  ECT

     Buyer:                   Counterparty

     Total Premium:      US Dollars $149,060.00 due ECT

     Premium Payment Date(s): January 22, 1996

     Automatic Exercise:      Applicable

     Exercise Period:         Inapplicable

     Written Confirmation:    Inapplicable

Transaction Terms:

     Notarial Quantity per
     Determination Period:    See Attachment

     Effective Date:          February 01, 1996

     Termination Date:        December 31, 1996

     Determination Period(s): Each calendar month beginning with
                              February 01, 1996 and ending on
                              December 31, 1996.  The end date
                              for each Determination Period shall
                              be the last day of each such
                              calendar month.

     Strike Price:            US Dollars $16.5000 per Barrel

     Floating Period:         The average of the daily settlement
                              prices for the prompt month of the
                              NYMEX Light Sweet Crude Oil Futures
                              Contract for each NYMEX Trading Day
                              of the Determination Period

     Strike Price Differential:    A price per Commodity Unit
                                   equal to the excess (if a
                                   positive number) of (i) the
                                   Strike Price over (ii) the
                                   Floating Price

     Cash Settlement Amount:  For each relevant Determination
                              Period, an amount (if any) equal to
                              the product of (i) the Notional
                              Quantity per Determination Period
                              multiplied by (ii) the Strike Price
                              Differential, which amount shall be
                              due and payable on the applicable
                              Payment Date for such Determination
                              Period (if for any Determination
                              Period the Strike Price is equal to
                              or less than the Floating Price,
                              then no payment shall be due with
                              respect to such Determination
                              Period)

     Payment Date(s):         The fifth Business Day after the
                              Floating Price is determinable

Contractual Currency:         US Dollars

Governing Law:           Texas

General Terms and Conditions
of Confirmation:              The general terms and conditions
                              contained in Annex A attached
                              hereto and made a part hereof apply
                              and are incorporated herein by
                              reference

Credit or Other Special Provisions:  Inapplicable

     This Confirmation is a complete and binding agreement between you and us as to the Transaction. Until a Master Agreement is executed by you and us, all currently existing swap, option or other financially-settled derivative transactions between the parties shall be governed by the terms and conditions set forth in any Annex attached hereto. All such swap, option or other financially-settled derivative transactions, shall constitute a single integrated agreement between you and us, it being acknowledged that the parties are relying upon the fact that all such swap, option or other financially-settled derivative transactions will form a single agreement and that the parties would not otherwise enter into any transactions. The terms and conditions contained in any Annex attached hereto are incorporated into this Confirmation, and in the event of any inconsistency between any Annex and this letter agreement, this letter agreement shall govern. Upon execution by you and us of a Master Agreement, this Confirmation will supplement, form a part of, and be subject to the Master Agreement. In the event of any inconsistency between this Confirmation and the Master Agreement, the Master Agreement shall govern except as expressly set forth therein.

     If this Confirmation correctly sets forth the terms of the Transaction that we have entered into, please promptly confirm in a reply to us by signing below and sending this Confirmation (or a copy hereof) to us (or notifying us of any bona fide error that would require revision in order to accurately reflect our agreement on the Transaction) by facsimile transmission within two Business Days after your receipt of this Confirmation. If you fail to so reply within such time period, the terms hereof will constitute binding and conclusive evidence of the Transaction. We look forward to receiving your prompt reply.


Sincerely,

Enron Capital & Trade Resources Corp.        Inland Production
Company

By:  ___________________________        By:
___________________________
     Name: _____________________             Name:
_____________________
     Title:   _____________________               Title:
_____________________
     Date:   _____________________           Date:
_____________________


COUNTERPARTY: AFTER YOU HAVE CONFIRMED TRANSACTIONS, PLEASE
RETURN TO ECT, ATTENTION: DIRECTOR OF DOCUMENTATION AT FAX NO.
(713) 646-4816

Address for Notices to ECT:             Payment Account
Information for ECT:

1400 Smith Street                       Wire Transfer to:
NationsBank of Texas, N.A.
Houston, Texas 77002                    Acct. No. 3750494727
Attention: Director, Documentation Department     (ABA Routing
No. 111000012)
Fax: (713) 646-4816
Phone: (713) 853-7500

With a copy of any notice given pursuant to Section 3 or 4 of Annex A or Annex B, if any, to:

1400 Smith Street
Houston, Texas 77002
Attn: Assistant General Counsel, Trading Group
Fax: (713) 646-4818

Address for Notices to Counter party:        Payment Account
Information for Counterparty:

475 18th Street, Suite 1500                  Wire Transfer To:
First Interstate Bank of
Denver, Colorado 80202                    Denver, N.A.
                                   Acct No. 7006149
                                   ABA No. 102000018
Attention: Bill Pennington
Fax: (303) 296-4070
Phone: (303) 292-0900

COUNTERPARTY: PLEASE PROVIDE ABOVE REQUESTED INFORMATION

                            ATTACHMENT
                      Contract No. E12399.3


Quantity Measurement: Barrels


                         Quantity Per Month
     Calculation          Per Calculation    Fixed Price
       Period                  Period        (per Barrels)

     February, 1996          10,000          $16.50000
     March, 1996             10,000          $16.50000
     April, 1996             10,000          $16.50000
     May, 1996               20,000          $16.50000
     June, 1996              27,500          $16.50000
     July, 1996              25,000          $16.50000
     August, 1996            27,500          $16.50000
     September, 1996         32,500          $16.50000
     October, 1996           32,500          $16.50000
     November, 1996          35,000          $16.50000
     December, 1996          27,000          $16.50000
                            257,000


                        End of Attachment